Exhibit 99.2
THERMOGENESIS CORP. APPOINTS WILLIAM OSGOOD
CHIEF EXECUTIVE OFFICER AND DIRECTOR
EXECUTIVE HAS MORE THAN 20 YEARS
OF HEALTHCARE INDUSTRY EXPERIENCE
RANCHO CORDOVA, CA. (JULY 30, 2007) – ThermoGenesis Corp. (NASDAQ: KOOL), a Company that develops and manufactures product platforms that enable the processing and cryopreservation of stem cells for regenerative medicine and processing of protein gels for surgical wound care, has appointed William Osgood, Ph.D., as Chief Executive Officer and a member of the Board of Directors effective July 30, 2007.
Osgood has served as the Company’s President and Chief Operating Officer since April 2007 after joining ThermoGenesis in January 2007 as General Manager of Operations. Osgood succeeds Philip Coelho who has served as Chief Executive Officer since 1992 and will transition to the position of Chief Technology Architect where he will focus on innovative solutions for emerging stem cell therapies leveraging his extensive relationships with key stem cell scientists and demonstrated ability to invent new technology platforms.
According to Pat McEnany, Director and Chairman of the Governance Committee, “The board interviewed an excellent group of CEO candidates assembled by a leading executive search firm that is also searching for new independent Board of Director members. It was clear that Bill was our best choice to lead the Company to its next stage of growth.”
“In particular, his more than 20 years of leadership experience improving the quality and expanding the sales of sophisticated Class II and III medical blood processing devices make him ideally suited to lead our transformation into a high-growth stem cell company with technology platforms that provide stem cell selection and cryopreservation, protein gels for surgical hemostasis and biodegradable scaffolding to assist tissue repair and in-vivo cell expansion. Individually, and in combination, these products will be important to the field of regenerative medicine.” McEnany noted.
“Bill is an experienced, energetic, articulate and decisive leader with the management skills that foster high employee morale and productivity. His near-term focus will be ramping production of our AutoXpress™ cord blood stem cell processing disposables and the revitalization of our sales effort to achieve future revenue growth,” he added.
Osgood previously served as Senior Vice President of Sorin Group Company’s $250 million cardiopulmonary business, where he managed worldwide commercial operations and research and development for its intra-operative heart and lung devices and related disposables. He joined Sorin after the company acquired COBE Cardiovascular Inc., where he led the industrial integration of plants worldwide. Prior to this, Osgood was Vice President of

Baxter Healthcare’s $800 million CardioVascular Group, where he successfully reengineered business processes across multiple divisions resulting in sales growth, cost reductions and deeper customer partnerships. He holds a Ph.D. in Systems Engineering, an MBA, an M.S. degree in Control Theory and a B.S. degree in Engineering, all from the University of California, Los Angeles.
“I am enthusiastic about assuming the leadership position at ThermoGenesis at this exciting time in the Company’s evolution” Osgood said. “While we have some important challenges ahead of us, we also possess the industry’s most compelling stem cell processing and storage technologies and a dedicated and knowledgeable team of employees.”
“The ability of our offerings to address important medical needs is proven by their international role in enabling therapeutic doses of cord blood stem cells to reconstitute the hematopoietic system of patients suffering from hematological malignancies and a variety of serious genetic diseases. More importantly, we are confident that new medical opportunities for these technology platforms exist. Our recent announcement of a Master Collaboration agreement with the Stem Cell Program at University of California, Davis to jointly explore the angiogenesis potential of a specific AXP stem cell composition provides an indication of our direction.”
“I especially want to acknowledge Phil Coelho’s many contributions to ThermoGenesis and I look forward to working closely with him as the Company pursues greater penetration of the stem cell and regenerative medicine markets,” he continued.
About ThermoGenesis Corp.
ThermoGenesis Corp. (www.thermogenesis.com) is a leader in developing and manufacturing automated blood processing systems and disposable products that enable the manufacture, preservation and delivery of stem cells and protein gels that provide therapeutic products for regenerative medicine. These products currently include:
•	The BioArchive® System, an automated cryogenic device, is used by cord blood stem cell banks in more than 25 countries for cryopreserving and archiving cord blood stem cell units for transplant. GE Healthcare is the non-exclusive global distribution partner for the BioArchive System.
•	AXP(™) AutoXpress Platform (AXP™) is a proprietary, semi-automated device and companion sterile blood processing disposable for harvesting stem cells from cord blood in a functionally closed system. GE Healthcare is the exclusive global distribution partner for the AXP AutoXpress Platform.
•	The Thrombin Processing DeviceTM (TPD™) is a sterile blood processing disposable that prepares activated thrombin from a small aliquot of plasma in less than 30 minutes. The CE-Marked TPD is currently being marketed in Europe by Biomet, Inc., subsidiary Biomet Biologics, Medtronic, Inc. and independent distributors as a means of activating and releasing growth factors in platelet concentrates to create platelet gels used by surgeons to treat orthopedic, cardiovascular and other wound sites as one strategy to accomplish regenerative medicine.

•	The CryoSeal FS System is an automated device and companion sterile blood processing disposable used to prepare fibrin sealants from plasma in about an hour. CryoSeal FS System received the CE-Mark in 2001 and FDA clearance to market in the United States as an adjunct to hemostasis in liver resection July 26th, 2007. [From a marketing perspective, the CE-Mark is similar to an FDA approval, in that it allows sales of the product throughout the European community but individual countries often require additional clinical studies to allow full market access in these countries.] Although fibrin sealants have traditionally only been used to stop the blood oozing at surgical incision sites, they are increasingly being viewed as an adhesive and biodegradable media that can be commingled with stem and progenitor cells in order to retain them at the wound site and serve as scaffolding to focus and accelerate the in situ regeneration of tissue.
This press release, including statements regarding financial information for future periods, contain forward-looking statements, and such statements are made pursuant to the safe harbour provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those contemplated by the forward-looking statements. Several factors, including timing of FDA approvals, changes in customer forecasts, our failure to meet customers’ purchase order and quality requirements, supply shortages, production delays, changes in the markets for customers’ products, introduction timing and acceptance of our new products scheduled for fiscal year 2008, and introduction of competitive products and other factors beyond our control, could result in a materially different revenue outcome and/or in our failure to achieve the revenue levels we expect for fiscal 2008. A more complete description of these and other risks that could cause actual events to differ from the outcomes predicted by our forward looking statements is set forth under the caption “Risk Factors” in our annual report on Form 10-K and other reports we file with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward looking statements.
ThermoGenesis Corp.
Web site: http://www.thermogenesis.com
Contact: Matthew T. Plavan
+1-916-858-5100, or
Ryan Rauch
+1-760-586-8699